Applied Digital Launches Cloud Service to Empower Artificial Intelligence Applications
Cloud Service Meets Surging Demand for High-Performance Computing (“HPC”) Power for AI Applications Across Industries
DALLAS, May 15, 2023 -- Applied Digital Corporation (Nasdaq: APLD) (“Applied Digital” or the “Company”), a designer, builder and operator of next-generation digital infrastructure that is designed for High-Performance Computing (“HPC”) applications, today announced the launch of its Artificial Intelligence (AI) Cloud services that will provide high-performance computing power for AI applications, including large language model training, graphics rendering, and more. The AI Cloud services will be offered through Sai Computing, a wholly-owned subsidiary of Applied Digital, and will serve as the brand through which the services will be marketed.
The service will initially be provided from the Company’s new 9MW HPC Jamestown facility which currently hosts a cluster of Nvidia A100, A40, and A6000 GPUs. The Company has customer commitments to fully utilize the initial capacity that is expected to be online this week.
“According to a recent industry report1, the global artificial intelligence market is expected to grow at a CAGR of about 23% in the forecast period of 2023-2028 to reach a value of about US $6 trillion by 2026,” said Applied Digital CEO and Chairman, Wes Cummins.
“Applied Digital's differentiated datacenter infrastructure uniquely positions us to meet the sophisticated and demanding workloads required for businesses to leverage AI and other HPC applications,” Cummins added. “With the launch of our AI cloud service, we are able to expand our offerings and further capitalize on the unprecedented demand we are seeing from customers for our services. Applied Digital aims to be at the forefront of providing the next generation of needed services that enable and deliver on the untapped future of AI.”

Construction of the HPC dedicated facility started late last year on Applied Digital’s specialized 5MW standalone processing center, adjacent to its existing 100MW Jamestown facility. The Company expects the initial capacity in the new HPC facility to come online this week with full capacity later this year.

Applied Digital’s next-generation datacenters are ideal hosting sites for HPC applications that can offer lower cost, high compute power solutions compared to traditional datacenters that are typically higher cost and do not have the ability in most current facilities to provide the power density required for AI/ML workload.
About Applied Digital
Applied Digital (Nasdaq: APLD) designs, develops and operates next-generation datacenters across North America to provide digital infrastructure solutions to the rapidly growing high-performance computing (HPC) industry. Find more information at www.applieddigital.com. Follow us on Twitter at @APLDdigital.
About Sai Computing
Sai Computing Holdings LLC. provides GPU compute solutions to help customers more cost-effectively
1 https://www.nextmsc.com/report/artificial-intelligence-market execute critical AI, ML, rendering, web3, and other HPC workloads. Our infrastructure is purpose-built for high-performance at ultra-low cost.
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